UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2011

Tree.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00134063	26-2414818
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders

A special meeting of stockholders of Tree.com, Inc. (the “Company”) was held on August 26, 2011 (the “Special Meeting”).  At the Special Meeting the following matters were considered: (i) a proposal to approve the sale of substantially all of the operating assets of Home Loan Center, Inc. (“HLC”), a subsidiary of the Company, to Discover Bank as contemplated by the asset purchase agreement dated May 12, 2011 by and among the Company, and its wholly-owned subsdiaries, LendingTree, LLC, HLC and HLC Escrow, Inc., on the one hand, and Discover Bank on the other hand (the “HLC Asset Sale Proposal”); (ii) a proposal to consider and provide an advisory, non-binding vote on the payment of certain compensation to the Company’s named executive officers that is based on or otherwise related to the HLC Asset Sale Proposal (the “HLC Transaction-Related Compensation Arrangements Proposal”); and (iii) a proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the HLC Asset Sale Proposal (the “Proposal to Adjourn or Postpone the Special Meeting”).

Each proposal is described in more detail in the Proxy Statement.

Proposal 1.  HLC Asset Sale Proposal

For	Against	Abstentions	Broker Non-Votes
8,510,763	25,157	769	0

Proposal 2.  HLC Transaction-Related Compensation Arrangements Proposal

For	Against	Abstentions	Broker Non-Votes
7,867,347	573,372	95,970	0

Proposal 3.  Proposal to Adjourn or Postpone the Special Meeting

For	Against	Abstentions	Broker Non-Votes
8,459,832	75,882	975	0

The adjournment or postponement of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve the HLC Asset Sale Proposal.

The asset sale with Discover Bank remains subject to various closing conditions, including regulatory approvals for Discover Bank. The acquisition is expected to close by the end of 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 30, 2011

TREE.COM, INC.

	By:	/s/ Katharine F. Pierce
Katharine F. Pierce
Assistant General Counsel and Corporate Secretary

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